EXHIBIT 23

                                INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statements Nos. 33-20198, 33-35780 and 2-92811 of Team, Inc. on Form S-8 of our report dated July 29, 1996 appearing in this annual report on Form 10-K of Team, Inc. for the fiscal year ended May 31, 1996.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Houston, Texas
August 12, 1996